Exhibit 10.3

ASSET PURCHASE AGREEMENT

by and between

CAN CURRENT CORPORATION

and

NEOVOLTA POWER, LLC

dated as of

April 15th , 2026

TABLE OF CONTENTS

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of April 15th, 2026, is entered into between Can Current Corporation, a Delaware corporation (“Seller”), and NeoVolta Power, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer are sometimes referred to herein as the “Parties” and each a “Party”. Capitalized terms used in this Agreement have the meanings given to such terms herein, as such definitions are identified by the cross-references set forth in Exhibit A attached hereto.

RECITALS

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, certain manufacturing equipment to manufacture battery energy storage systems, as set forth on Exhibit B, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
Purchase and Sale

Section 1.01 Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, convey, assign, transfer, and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title, and interest in, to, and under the tangible and intangible assets set forth on Exhibit B (collectively, the “Purchased Assets”). Seller shall deliver such Purchased Assets to Shanghai Port (the “Port”).

Section 1.02 Excluded Assets. Other than the Purchased Assets, Buyer expressly understands and agrees that it is not purchasing or acquiring, and Seller is not selling or assigning, any other assets or properties of Seller, and all such other assets and properties shall be excluded from the Purchased Assets (collectively, the “Excluded Assets”).

Section 1.03 Liabilities. Notwithstanding anything to the contrary herein, Buyer shall not assume, and shall have no obligation to pay, perform, or discharge, any liabilities, obligations, or commitments of any nature whatsoever, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise (collectively, “Liabilities”) of the Seller.

Section 1.04 Purchase Price (a)The aggregate purchase price for the Purchased Assets consist of: (i) the equipment price of $9 Million (The “Equipment Price”),which includes the cost of equipment; provided that each installment of the Equipment Price shall be paid in installments as set forth below and (ii) the excess portion of corresponding tariffs and customs duties imposed by the United States arising from the import of the Equipment under this Agreement that shall be borne by the Buyer, as well as the corresponding customs bond expenses (such total amount, the “Purchase Price”).

Buyer shall pay each installment of the Equipment Price by wire transfer to Seller of immediately available funds in accordance with the wire transfer instructions provided to Buyer at least three (3) days prior to the applicable date set forth below.

Milestone	Purchase Price Amount ($)
Shipment of Equipment	$2,000,000
Purchased Assets are Delivered to the Facility	$3,000,000
Completion of Commissioning	$4,000,000

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Any unpaid balance of the aforementioned excess portion of U.S. tariffs and customs duties and the corresponding customs bond expenses shall be settled based on the actual amount incurred, within one (1) week after such actual incurrence.

“Commissioning” means the Initial Services as defined in that certain Technical Services Agreement, dated as of the date hereof, by and between Seller and Buyer (as may be amended from time to time). Notwithstanding anything to the contrary, no portion of the Purchase Price is paid in respect of Commissioning and all terms and conditions in respect of and compensation for the Commissioning scope of services is as set forth in the aforementioned Technical Services Agreement.

“Equipment” means those items included in the Purchased Assets set forth on Exhibit B that are identified.

“Standard of Care” means in compliance with (a) Prudent Industry Standards; (b) the terms of this Agreement; (c) applicable Laws; (d) any Equipment documentation, manufacturer’s specifications; (e) all specifications and descriptions set forth herein and therein; (f) a safe, expeditious, good, diligent and workmanlike manner that complies with the safety regulations and standards adopted under the Occupational Safety and Health Act of 1970, as amended from time to time and any corresponding state laws applicable to the Facilities; and (g) Buyer’s policies, standards, codes, guidelines or procedures, which have been delivered to Seller prior to the date hereof.

“Prudent Industry Standards” means the prudent practices applicable from time to time to a Person engaging in inspection and technical service of equipment which is similar in size and kind to the Facility nationally. Prudent Industry Standards are not limited to optimum practices, methods or acts to the exclusion of all others, but rather refers to a spectrum of possible practices, methods and acts employed by private power producers which could have been expected to accomplish the desired result at reasonable cost consistent with reliability and safety.

(b) Delivery, Title and Risk of Loss for Equipment.

All Equipment shall be delivered to Shanghai Port or such other location as mutually agreed by the Parties (the “Delivered”). Notwithstanding anything to the contrary herein, the risk of loss with respect to the Equipment shall remain borne by Seller until the Equipment (or any portion thereof) is delivered to (i) Shanghai Port, or (ii) such other location designated by Buyer for receipt of the Equipment.

(c) Freight, tariffs, customs bond and related logistics costs. All post-delivery logistics costs incurred after arrival at the Delivered Location, as well as the non-excess portion of U.S. tariffs and customs duties imposed in connection with the import of the Equipment under this Agreement and the corresponding customs bond expenses, shall be borne solely by Buyer.

Title to the Equipment shall transfer to Buyer upon Seller’s receipt of the full Purchase Price from Buyer.

(d) Title Transfer Free of Liens. With respect to the transfer of title to any Equipment or any other personal property from Seller to Buyer as provided for under this Agreement, Seller warrants that such transfer to Buyer shall be free and clear of all liens, claims, security interests or other encumbrances.

Section 1.05 Delayed Payments. If Buyer fails to pay any portion of the Purchase Price when due, such unpaid amount shall bear interest from the date such payment was due until the date of actual payment at a rate per annum equal to the prime rate as published in The Wall Street Journal on the date such payment was due (or, if not published on such date, on the most recent preceding date on which such rate was published), plus two percent (2%). Such interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed. The payment of interest pursuant to this Section 1.05 shall not limit or affect any other rights or remedies available to Seller under this Agreement or at law or in equity with respect to such failure to pay.

Section 1.06 Non-Assignable Assets.

(a) Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a sale, assignment, or transfer of any Purchased Asset if such sale, assignment, or transfer: (i) violates applicable Law; or (ii) requires the consent or waiver of a Person who is not a party to this Agreement or an Affiliate of a party to this Agreement and such consent or waiver has not been obtained prior to the Closing.

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(b) Following the Closing, Seller and Buyer shall use commercially reasonable efforts, and shall cooperate with each other, to promptly obtain any such required consent or waiver, or any release, substitution, or amendment required to obtain in writing the unconditional release of all parties to such arrangements, so that, in any case, Buyer shall be solely responsible for such Liabilities from and after the Closing Date; provided, however, that neither Seller nor Buyer shall be required to pay any consideration therefor. Once such consent, waiver, release, substitution, or amendment is obtained, Seller shall sell, assign, and transfer to Buyer the relevant Purchased Asset to which such consent, waiver, release, substitution, or amendment relates for no additional consideration. Applicable sales, transfer, and other similar Taxes in connection with such sale, assignment, or transfer shall be paid by Buyer in accordance with Section 5.03.

(c) To the extent that any Purchased Asset cannot be transferred to Buyer pursuant to this Section 1.06 but the payment pursuant to Section 1.04 has been fully made by the Buyer, Buyer and Seller shall use commercially reasonable efforts to enter into such arrangements (such as subleasing, sublicensing, or subcontracting) to provide to the parties the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Purchased Asset to Buyer as of the Closing. Buyer shall, as agent or subcontractor for Seller, pay, perform, and discharge fully the liabilities and obligations of Seller thereunder from and after the Closing Date. To the extent permitted under applicable Law, Seller shall, at Buyer’s expense, hold in trust for and pay to Buyer promptly upon receipt thereof, all income, proceeds, and other monies received by Seller from and after the Closing Date, to the extent related to such Purchased Asset in connection with the arrangements under this Section 1.06. Seller shall be permitted to set off against such amounts all direct costs associated with the retention and maintenance of such Purchased Assets.

For purposes of this Agreement: (i) “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; and (ii) “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

ARTICLE II
Closing

Section 2.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely by exchange of documents and signatures (or their electronic counterparts), simultaneously with the execution of this Agreement, or at such other time or place or in such other manner as Seller and Buyer may mutually agree upon in writing. The date on which the Closing is to occur is herein referred to as the “Closing Date.”Section 2.02Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following:

(i) a certificate of the Secretary (or equivalent officer) of Seller certifying as to the names and signatures of the officers of Seller authorized to sign this Agreement and the other Transaction Documents; and

(ii) such other customary instruments of transfer or assumption, filings, or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to the transactions contemplated by this Agreement.

(b) At the Closing, Buyer shall deliver to Seller the following:

(i) the Purchase Price by wire transfer of immediately available funds; and

(ii) a certificate of the Secretary (or equivalent officer) of Buyer certifying as to the names and signatures of the officers of Buyer authorized to sign this Agreement and the other Transaction Documents.

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ARTICLE III
Representations and Warranties of Seller

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.01 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the Transaction Documents constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.02 No Conflicts or Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or breach any provision of the certificate of incorporation or bylaws of Seller; (b) violate or breach any provision of any Law or Governmental Order applicable to Seller or the Purchased Assets; (c) require the consent, notice, or other action by any Person; or (d) require any consent, permit, Governmental Order, filing, or notice from, with, or to any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction (each, a “Governmental Authority”) by or with respect to Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; except, in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration, or failure to obtain consent or give notice would not have a Material Adverse Effect and, in the case of clause (d), where such consent, permit, Governmental Order, filing, or notice which, in the aggregate, would not have a Material Adverse Effect. For purposes of this Agreement: (i) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, or other requirement or rule of law of any Governmental Authority, (ii) “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority, (iii) “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity, and (iv) “Material Adverse Effect” means any event, occurrence, fact, condition, or change that is materially adverse, or is reasonably likely to have a material adverse effect on, the Purchased Assets.

Section 3.03 Title to Tangible Personal Property. Seller has good and valid title to all tangible personal property included in the Purchased Assets, free and clear of any lien, charge, claim, pledge, security interest, or other similar encumbrance (each, an “Encumbrance”), except for: (a) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures; (b) mechanics’, carriers’, workmen’s, repairmen’s, or other like liens arising or incurred in the ordinary course of business; (c) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; and (d) other imperfections of title or Encumbrances, if any, that would not have a Material Adverse Effect.

Section 3.04 Legal Proceedings; Governmental Orders.

(a) There are no claims, actions, suits, investigations, or other legal proceedings (collectively, “Actions”) pending or, to Seller’s knowledge, threatened against or by Seller relating to or affecting the Purchased Assets, which if determined adversely to Seller would result in a Material Adverse Effect.

(b) There are no outstanding Governmental Orders against, relating to, or affecting the Purchased Assets, which would have a Material Adverse Effect.

Section 3.05 Compliance with Laws. Seller is in compliance with all Laws applicable to the use of the Purchased Assets, except where non-compliance would not have a Material Adverse Effect.

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Section 3.06 Taxes.

(a) Except as would not have a Material Adverse Effect, Seller has filed (taking into account any valid extensions) all material Tax Returns with respect to the Purchased Assets required to be filed by Seller for any tax periods prior to Closing and has paid all Taxes shown thereon as owing. Seller is not currently the beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(b) The representations and warranties set forth in this Section 3.06 are Seller’s sole and exclusive representations and warranties regarding Tax matters.

(c) The term “Tax Return” means all returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund).

(d) The term “Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property (real or personal), customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto.

Section 3.07 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

Section 3.08 Condition of the Purchased Assets. The Purchased Assets are, as of the Closing Date, (a) in good operating condition and repair, ordinary wear and tear excepted, and (b) suitable for the purposes for which they are currently used. Seller has maintained the Purchased Assets in a manner consistent with past practice, subject to ordinary wear and tear.

Section 3.09 No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III, neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information, documents, or material regarding the Purchased Assets furnished or made available to Buyer and its Representatives in any form (including any information, documents, or material delivered to Buyer on behalf of Seller for purposes of this Agreement or any management presentations made in expectation of the transactions contemplated hereby), or as to the future revenue, profitability, or success of the business of manufacturing battery energy storage systems, or any representation or warranty arising from statute or otherwise in Law. For purposes of this Agreement, “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person.

ARTICLE IV
Representations and Warranties of Buyer

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Buyer has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the other Transaction Documents constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

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Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or breach any provision of the certificate of formation or bylaws of Buyer; (b) violate or breach any provision of any Law or Governmental Order applicable to Buyer; (c) require the consent, notice, or other action by any Person, conflict with, violate or breach, constitute a default under, or result in the acceleration of any agreement to which Buyer is a party; or (d) require any consent, permit, Governmental Order, filing, or notice from, with or to any Governmental Authority by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; except, in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration, or failure to obtain consent or give notice would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby and, in the case of clause (d), where such consent, permit, Governmental Order, filing, or notice which, in the aggregate, would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.

Section 4.03 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement.

Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

Section 4.05 Independent Investigation. Buyer has conducted its own independent investigation, review, and analysis of the Purchased Assets and acknowledges that it has been provided adequate access to the assets, books and records, and other documents and data of Seller for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it (i) has relied solely upon its own investigation and the express representations and warranties of Seller set forth in ARTICLE III of this Agreement and (ii) has not relied, is not relying, and disclaims reliance on any and all express or implied representations or warranties, whether written or oral, made by Seller or any of its Representatives, other than the express representations and warranties of Seller set forth in ARTICLE III of this Agreement; and (b) neither Seller nor any other Person has made any representation or warranty as to Seller, the Purchased Assets, or this Agreement, except as expressly set forth in ARTICLE III of this Agreement.

ARTICLE V
Covenants

Section 5.01 Confidentiality. The Parties acknowledge and agree that Section 10.01 of that certain Operating Agreement of Buyer, dated as of January 13, 2026, and as may be amended from time to time, shall govern the confidentiality of this Agreement and the transactions contemplated herein, mutatis mutandis.

Section 5.02 Public Announcements. Unless otherwise required by applicable Law, neither Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

Section 5.03 Transfer Taxes. All transfer, sales, use, registration, documentary, stamp, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents, if any, shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 5.04 Further Assurances. Following the Closing, each of the Parties shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

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ARTICLE VI
Indemnification

Section 6.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months following the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching Party to the breaching Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 6.02 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VI, Seller shall indemnify Buyer against, and shall hold Buyer harmless from and against, any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees (collectively, “Losses”), incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement;

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement; or

(c) any Excluded Asset or any Liability of Seller.

Section 6.03 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VI, Buyer shall indemnify Seller against, and shall hold Seller harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of, or with respect to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

Section 6.04 Certain Limitations. The Party making a claim under this ARTICLE VI is referred to as the “Indemnified Party,” and the Party against whom such claims are asserted under this ARTICLE VI is referred to as the “Indemnifying Party.” The indemnification provided for in Section 6.02 and Section 6.03 shall be subject to the following limitations:

(a) The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 6.02(a) or Section 6.03(a), as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 6.02(a) or Section 6.03(a) exceeds one percent (1%) of the Purchase Price (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible.

(b) The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 6.02(a) or Section 6.03(a), as the case may be, shall not exceed fifteen percent (15%) of the Purchase Price.

(c) In no event shall any Indemnifying Party be liable to any Indemnified Party under this ARTICLE VI for any punitive, incidental, consequential, special, or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

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Section 6.05 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall promptly provide written notice of such claim to the Indemnifying Party. Such notice by the Indemnified Party shall: (a) describe the claim in reasonable detail; (b) include copies of all material written evidence thereof; and (c) indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense, subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any claim, including: (i) making available (subject to the provisions of Section 5.01) records relating to such claim; and (ii) furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending Party, management employees of the non-defending Party as may be reasonably necessary for the preparation of the defense of such claim. The Indemnified Party shall not settle any Action without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 6.06 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 6.07 Exclusive Remedies. The parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a Party in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement, or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this ARTICLE VI. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims, and causes of action for any breach of any representation, warranty, covenant, agreement, or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Party and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VI. Nothing in this Section 6.07 shall limit any Person’s right to seek and obtain any equitable relief to which such Person shall be entitled or to seek any remedy on account of any fraud by any Party.

ARTICLE VII
Miscellaneous

Section 7.01 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.01):

If to Seller:	[***] Email: [***]
If to Buyer:	12195 Dearborn Place Poway, CA 92064 Email: [***]

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Section 7.02 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.03 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 7.04 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings, and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits, schedules, the statements in the body of this Agreement will control.

Section 7.05 Successors and Assigns; Assignment. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign any of its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Any purported assignment in violation of this Section shall be null and void. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 7.06 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 7.07 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the conflict of law provisions thereof to the extent such provisions would require or permit the application of laws of any jurisdiction other than the State of Delaware. Any legal suit, action, proceeding, or dispute arising out of or relating to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject matter jurisdiction over such suit, action, or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 7.08 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.09 Non-Recourse. Except with respect to claims arising from fraud on the part of a Person in connection with the transactions contemplated by this Agreement, this Agreement may only be enforced against, and any claim, action, suit, or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution, or performance of this Agreement, may only be brought against the entities that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present, or future director, officer, employee, incorporator, organizer, manager, member, partner, shareholder, Affiliate, agent, attorney, or other Representative of any Party or of any Affiliate of any Party, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any Party under this Agreement or for any claim, action, suit, or other legal proceeding based on, in respect of, or by reason of the transactions contemplated hereby (other than claims arising from fraud on the part of a Person in connection with the transactions contemplated by this Agreement).

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CAN CURRENT CORPORATION By /s/ [***] Name: [***] Title: [***]

NEOVOLTA POWER, LLC By /s/ Steve Bond Name: Steve Bond Title: President

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

DEFINITIONS CROSS-REFERENCE TABLE

The following terms have the meanings set forth in the location in this Agreement referenced below:

Term	Section
Actions	Section 3.04(a)
Affiliate	Section 1.06
Agreement	Preamble
Buyer	Preamble
Closing	Section 2.01
Closing Date	Section 2.01
Control	Section 1.06
Deductible	Section 6.04(a)
Encumbrance	Section 3.03
Equipment	Section 1.04(a)
Excluded Assets	Section 1.02
Port	Section 1.01
Governmental Authority	Section 3.02
Governmental Order	Section 3.02
Indemnified Party	Section 6.04
Indemnifying Party	Section 6.04
Law	Section 3.02
Liabilities	Section 1.03
Losses	Section 6.02
Material Adverse Effect	Section 3.02
Person	Section 3.02
Prudent Industry Standards	Section 1.04(a)
Purchased Assets	Section 1.01
Purchase Price	Section 1.04
Representative	Section 3.09
Seller	Preamble
Standard of Care	Section 1.04(a)
Taxes	Section 3.06(d)
Tax Returns	Section 3.06(c)
Transaction Documents	Section 2.02(a)(i)